Exhibit 99.2

333 North Central Avenue	¡ Phoenix, AZ 85004	Financial Contacts: Kathleen L. Quirk (602) 366-8016	David P. Joint (504) 582-4203	Media Contact: Eric E. Kinneberg (602) 366-7994

Freeport-McMoRan Copper & Gold Inc. and

Plains Exploration & Production Company

Announce PXP Shareholders Approve Acquisition

PHOENIX, AZ, and HOUSTON, TX, May 20, 2013 – Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) and Plains Exploration & Production Company (NYSE: PXP) today announced that the shareholders of PXP approved FCX’s acquisition of PXP at a special meeting held today. A majority of the outstanding shares approved the transaction.

The transaction is anticipated to close on May 31, 2013. Following completion of the transaction, there will be approximately 1,038 million shares of FCX outstanding.

Upon closing of the merger, FCX will be a premier U.S.-based natural resource company with an industry leading global portfolio of mineral assets, significant oil and gas resources and a growing production profile. FCX is the world’s largest publicly traded copper producer.

ABOUT FREEPORT-MCMORAN COPPER & GOLD INC.

FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX has a dynamic portfolio of operating, expansion and growth projects in the copper industry and is the world’s largest producer of molybdenum.

The company’s portfolio of assets includes the Grasberg minerals district, one of the world’s largest copper and gold mines in terms of recoverable reserves; significant mining operations in the Americas, including the large scale Morenci and Safford minerals districts in North America and the Cerro Verde and El Abra operations in South America; and the Tenke Fungurume minerals district in the Democratic Republic of Congo. Additional information about FCX is available on FCX’s website at www.fcx.com.

ABOUT PLAINS EXPLORATION & PRODUCTION COMPANY

PXP is an independent oil and gas company primarily engaged in the activities of acquiring, developing, exploring and producing oil and gas in California, Texas, Louisiana, and the Deepwater Gulf of Mexico. PXP is headquartered in Houston, Texas. Additional information about PXP is available on PXP’s website at www.pxp.com.

MEDIA CONTACTS	INVESTOR CONTACTS

FCX	FCX
Eric E. Kinneberg	Kathleen L. Quirk	David P. Joint
(602) 366-7994	(602) 366-8016	(504) 582-4203

Freeport-McMoRan Copper & Gold	1

PXP	PXP
Hance V. Myers, III	Hance V. Myers, III
(713) 579-6291	(713) 579-6291

Cautionary Statement Regarding Forward Looking Statements: This press release contains forward-looking statements concerning the proposed transaction, the expected timetable for completing the proposed transaction, and other matters. Forward-looking statements are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur what impact they will have on the results of operations and financial condition of FCX, PXP or of the combined company. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate the proposed transaction, the timing of consummation of the proposed transaction, the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated, the ability of FCX to integrate the acquired operations, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, and the ability to realize opportunities for growth. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the documents filed with the Securities and Exchange Commission (the “SEC”) by FCX and PXP from time to time, including their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements including in this press release are made only as of the date hereof. Neither FCX nor PXP undertakes any obligation to update the forward-looking statements included in this press release to reflect subsequent events or circumstances.

# # #

Freeport-McMoRan Copper & Gold	2